Exhibit 21.1

Subsidiaries of Registrant

Property Name	State Organization
Lightstone Value Plus REIT III, LP	Delaware
LVP CY Durham LLC	Delaware
LVP CY Durham Holdings LLC	Delaware
LVP CY Durham Holding Corp	Delaware
LVP HMI Des Moines LLC	Delaware
LVP HMI Des Moines Holdings LLC	Delaware
LVP HMI Des Moines Holding Corp	Delaware
LVP HMI Lansing LLC	Delaware
LVP HMI Lansing Holdings LLC	Delaware
LVP HMI Lansing Holding Corp	Delaware
LVP CY Warwick LLC	Delaware
LVP CY Warwick Holdings LLC	Delaware
LVP CY Warwick Holding Corp	Delaware
LVP SHS Green Bay LLC	Delaware
LVP SHS Green Bay Holdings LLC	Delaware
LVP SHS Green Bay Holding Corp	Delaware
LVP H2S Salt Lake City LLC	Delaware
LVP H2S Salt Lake City Holdings LLC	Delaware
LVP H2S Salt Lake City Holding Corp	Delaware
LVP H2S Seattle LLC	Delaware
LVP H2S Seattle Holdings LLC	Delaware
LVP H2S Seattle Holding Corp	Delaware
LVP FFI Austin LLC	Delaware
LVP FFI Austin Holdings LLC	Delaware
LVP FFI Austin Holding Corp	Delaware
LVP SBS Austin LLC	Delaware
LVP SBS Austin Holdings LLC	Delaware
LVP SBS Austin Holding Corp	Delaware
REIT III COVE LLC	Delaware
LVP LIC Hotel JV LLC	Delaware